Exhibit 99.1
PMFG, Inc. (parent of Peerless Mfg. Co.) Announces John Conroy as Vice President — Engineering & Product Development
DALLAS, December 14, 2010 (GLOBE NEWSWIRE) — PMFG, Inc. (the “Company”) (Nasdaq:PMFG) today announced the appointment of John Conroy to the position of Vice President — Engineering & Product Development. Prior to his appointment, Mr. Conroy served as the Company’s Director of Business Development and Product Development — CEFCO Systems since July 2010.
Prior to joining Peerless, Mr. Conroy was the General Manager of Red Hawk Texas, a division of United Technologies Corporation from 1996 until July 2010. While at Red Hawk, Mr. Conroy performed various duties, including managing business development and sales and assisting with the restructuring of operations. He also served as the President of Forney Corporation, another subsidiary of United Technologies Corporation, from 2004 to 2008 and as the Vice President of Engineering from 2002 to 2004. Mr. Conroy has over 20 years of sales, engineering and management experience. Mr. Conroy holds an MBA from Southern Methodist University and a Bachelor of Science in Chemical Engineering from the University of California at Berkeley.
Peter J. Burlage, Chief Executive Officer, stated, “John brings to this position a wealth of experience and demonstrated leadership in engineering and product development. He will be instrumental to our success as we continue to focus on our strategic initiative to provide complete engineered systems to the markets and industries that we serve. John will continue to function in his capacity as it relates to the CEFCO product and business development.”
About PMFG
We are a leading provider of custom engineered systems and products designed to help ensure that the delivery of energy is safe, efficient and clean. We primarily serve the markets for power generation, natural gas infrastructure and petrochemical processing. Headquartered in Dallas, Texas, we market our systems and products worldwide.
The PMFG, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5676
Safe Harbor Under The Private Securities Litigation Reform Act of 1995

Certain statements contained in this press release that are not historical facts are forward-looking statements that involve a number of known and unknown risks, uncertainties and other factors that could cause the actual results to be materially different from those expressed or implied by such forward-looking statements. The words “anticipate,” “preliminary,” “expect,” “believe,” “intend” and similar expressions identify forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for these forward-looking statements. In order to comply with the terms of the safe harbor, the Company notes that a variety of factors could cause actual results to differ materially from the anticipated results expressed in these forward-looking statements. The risks and uncertainties that may affect the Company’s results include the growth rate of the Company’s revenue and market share; the receipt of new, and the non-termination of existing, contracts; the Company’s ability to effectively manage its business functions while growing its business in a rapidly changing environment; risks associated with the Company’s acquisition of Nitram Energy, including the significant indebtedness that the Company incurred in connection with the acquisition; the Company’s ability to adapt and expand its services in such an environment; the quality of the Company’s plans and strategies; and the Company’s ability to execute such plans and strategies. Other important information regarding factors that may affect the Company’s future performance is included in the public reports that the Company files with the Securities and Exchange Commission, including the information under Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2010. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of this release, or to reflect the occurrence of other events. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The inclusion of any statement in this release does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material.